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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Guidant Corporation of our report dated January 28, 1999 (except for Notes 5 and 14 as to which the date is February 11, 1999) included in the 1998 Annual Report to Shareholders of Guidant Corporation.

Our audit also included the financial statement schedule of Guidant Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Number 333-00014 on Form S-3 dated January 17, 1996, as amended by that certain Post-effective Amendment No. 1 to Form S-3 effective December 3, 1998, Registration Statement Number 333-02334 on Form S-8 dated March 14, 1996, Registration Statement Number 333-17897 on Form S-8 dated December 16, 1996 and Registration Statement Number 333-69343 on Form S-8 dated December 21, 1998, of our report dated January 28, 1999 (except for Notes 5 and 14 as to which the date is February 11, 1999) with respect to the consolidated financial statements of Guidant Corporation incorporated by reference in the 1998 Annual Report (Form 10-K) for the year then ended December 31, 1998.


                                            Ernst & Young LLP


Indianapolis, Indiana
March 19, 1999